Exhibit 99.1

Community Bank System, Inc. to Expand Its Presence in the
Central New York and Southern Tier Regions with Acquisition of Elmira Savings Bank

October 4, 2021

SYRACUSE, NY and ELMIRA, NY—(BUSINESS WIRE) —Community Bank System, Inc. (“Community Bank System”) (NYSE: CBU) and Elmira Savings Bank (NASDAQ-CM: ESBK) today announced that they have entered into a definitive agreement pursuant to which Community Bank System’s bank subsidiary, Community Bank, N.A., will acquire Elmira Savings Bank (“Elmira”), in an all cash transaction representing total consideration valued at approximately $82.8 million. Under the terms of the agreement, shareholders of Elmira will receive $23.10 in cash for each share of common stock they own. The transaction has been unanimously approved by the boards of directors of both companies.

This transaction will provide natural market enhancement and extension for both institutions, joining two high-quality, low-risk banks with long histories of personalized customer service and commitment to their communities. Elmira provides Community Bank, N.A. with improved presence in several Central New York and Southern Tier markets, including Elmira, Corning, and Ithaca, with total assets of $648.7 million, deposits of $551.2 million, net loans of $465.3 million, and 12 branch offices across a five county area.

“Our acquisition of Elmira Savings Bank will enhance and extend our banking footprint in the Finger Lakes Region, across markets which we successfully compete in and aspire to continue to grow our business,” said Mark E. Tryniski, President and Chief Executive Officer of Community Bank System. “This combination will establish a broader and deeper community banking presence in Central New York and the Southern Tier and will further enhance our ability to serve these markets. For over 150 years, Elmira Savings Bank has been engaged and committed to its customers, communities, and shareholders, values which align closely with those of Community Bank. Equally important, our institutions have similar organizational values and cultures that respect and value the people that contribute to our success. We are delighted to welcome the Elmira Savings Bank team to the Community Bank organization and look forward to the future of the combined company.”

“We are pleased to announce that we have entered into a merger agreement with Community Bank System, which is a financially strong and effectively managed bank. Our shareholders, customers and employees will all benefit from this merger,” said Thomas M. Carr, President and Chief Executive Officer of Elmira. “Our customers will continue to receive the highly personalized service they expect, while having access to a greatly expanded set of products and services available from the larger combined organization with an extensive branch network and a robust digital and mobile banking presence. We are pleased to be able to enhance our service capacity in all of our current communities. Our employees benefit by becoming part of an organization which also values their commitment and contribution to the Company’s growth and profitability and which offers additional opportunities for professional growth and advancement. We view our combination with Community Bank as a win for all of our stakeholders, and we look forward to working closely with their team to complete the combination.”

Upon completion of the transaction, the combined company is expected to have over $15.4 billion in assets. Community Bank System expects the transaction to be approximately $0.08 per share accretive to its 2022 GAAP earnings and $0.09 per share accretive to cash earnings, excluding one-time transaction costs, and expects the transaction to be approximately $0.15 per share accretive to its 2023 GAAP earnings and $0.16 per share accretive to cash earnings, excluding one-time transaction costs.

The merger is expected to close in the first quarter of 2022 and is subject to customary closing conditions, including approval by the shareholders of Elmira and required regulatory approvals.

Stephens Inc. is acting as exclusive financial advisor to Community Bank System and Squire Patton Boggs (US) LLP is acting as its legal advisor. Boenning & Scattergood, Inc. is acting as exclusive financial advisor to Elmira and Vorys, Sater, Seymour and Pease LLP is acting as its legal advisor.

About Community Bank System, Inc.

Community Bank System, Inc. operates more than 215 customer facilities across Upstate New York, Northeastern Pennsylvania, Vermont, and Western Massachusetts through its banking subsidiary, Community Bank, N.A. With assets of over $14.8 billion, the DeWitt, N.Y. headquartered company is among the country’s 125 largest banking institutions. In addition to a full range of retail, business, and municipal banking services, the Company offers comprehensive financial planning, insurance and wealth management services through its Community Bank Wealth Management Group and OneGroup NY, Inc. operating units. The Company’s Benefit Plans Administrative Services, Inc. subsidiary is a leading provider of employee benefits administration, trust services, collective investment fund administration and actuarial consulting services to customers on a national scale. Community Bank System, Inc. is listed on the New York Stock Exchange and the Company’s stock trades under the symbol CBU. For more information about Community Bank visit www.cbna.com or https://ir.communitybanksystem.com.

About Elmira Savings Bank

Elmira Savings Bank reported total assets at June 30, 2021 of approximately $648.7 million. The bank’s business and consumer customers enjoy personalized relationships, online and mobile banking options, with 12 branches in the Finger Lakes Region of New York. Elmira Savings Bank is listed on the NASDAQ Capital Market and trades under the symbol ESBK. For more information about Elmira Savings Bank visit www.elmirasavingsbank.com.

This press release does not constitute a solicitation of proxies.

In connection with the proposed merger, Elmira Savings Bank will deliver a Proxy Statement, as well as other relevant documents concerning the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Shareholders of Elmira Savings Bank are urged to read the proxy statement and the other relevant materials when they are delivered because they will contain important information about the proposed transaction. Information regarding Elmira Savings Bank may be obtained at www.elmirasavingsbank.com or by directing a request to Elmira Savings Bank, 333 East Water Street, Elmira, New York 14901, Attention: Investor Relations, Telephone: (607) 734-3374.

Information regarding Community Bank System, Inc., may be obtained at the SEC’s Internet site (http://www.sec.gov) or you may obtain copies of certain documents, free of charge from Community Bank System, Inc. by accessing its website at www.cbna.com under the heading of “Investor Relations” and then “SEC Filings & Annual Report.”

Elmira Savings Bank and Community Bank System, Inc. and certain of their respective directors and executive officers may be deemed to participate in the solicitation of proxies from the shareholders of Elmira Savings Bank in connection with the proposed merger. Information about the directors and executive officers of Elmira Savings Bank and their ownership of Elmira Savings Bank common stock will be set forth in the proxy statement to be delivered for the proposed merger. Information about the directors and executive officers of Community Bank System, Inc. and their ownership of Community Bank System, Inc. common stock is set forth in the proxy statement for its 2021 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 25, 2021. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement regarding the proposed merger when it becomes available. Free copies of this document when available may be obtained as described above.

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Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of the words “will,” “anticipate,” “expect,” “intend,” “estimate,” “target,” and words of similar import. Forward-looking statements are not historical facts but instead express only management’s current beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. The following factors, among others listed in Community Bank System’s Form 10-K filings, could cause the actual results of the Companies’ operations to differ materially from the Companies’ expectations: failure to obtain the approval of the shareholders of Elmira Savings Bank in connection with the merger; the timing to consummate the proposed merger; the risk that a condition to closing of the proposed merger may not be satisfied; the risk that a regulatory approval that may be required for the proposed merger is not obtained or is obtained subject to conditions that are not anticipated; the parties’ ability to achieve the synergies and value creation contemplated by the proposed merger; the parties’ ability to successfully integrate operations in the proposed merger; the effect of the announcement of the proposed merger on the ability of Elmira Savings Bank to maintain relationships with its key partners, customers and employees, and on its operating results and business generally; competition; changes in economic conditions, interest rates and financial markets; the impact of the federal government shutdown; and changes in legislation or regulatory requirements. The Companies do not assume any duty to update forward-looking statements.

For further information contact:

Community Bank System, Inc.

Joseph E. Sutaris, E.V.P. and Chief Financial Officer

(315) 445-7396

or

Thomas M. Carr, President and Chief Executive Officer

(607) 734-3374

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